EXHIBIT 99.1

ME2C Environmental Reports Fourth Quarter and Full Year 2022 Results, Achieves 66% Revenue Growth YoY

 Significant Revenue Increase Promotes the Company’s Expansion into New Markets & Technologies

Corsicana, TX, April 17, 2023 -- Midwest Energy Emissions Corp. (OTCQB: MEEC) ("ME2C Environmental " or the "Company"), a leading environmental technologies firm, announced today its unaudited financial results for the fourth quarter and full year 2022.

Q4 and 2022 Year-End Financial Summary

•	Q4 Revenue for 2022 increased to $5.7M from $2.7M for Q4 2021, an increase of approximately $3M or 110%

•	FY22 Revenue increased to $21.6M from $13M, an increase of approximately $8.6M or 66% for the full year

•	Cash of $1.5M on hand and working capital of approximately $2.3M as of December 31, 2022

Management Commentary

“Our achievements during 2022 were the culmination of numerous strategic efforts that have brought forth positive advancement in several areas, including our financial position” began Richard MacPherson, Chief Executive Officer of ME2C Environmental. “Due mainly to increased product sales, 2022 represents the second year of significant revenue improvements – this last year reaching 66% year-over-year growth and exceeding the near 60% revenue increase that was achieved in 2021.  As we have previously stated, we expect this rate of 50-60%+ annual growth to continue based on the strength of our core business in a stable industry, with increased energy demands from coal power and more stringent federal regulations for emissions controls, along with the execution of other growth initiatives that are currently in place.

Continued MacPherson, “If 2022 was a transitional year in our growth, 2023 will be a year of expansion as we focus on outreach with increasing our investor community across North America and abroad, moving our environmental technologies into new, large markets that support critical energy and infrastructure concerns, and introducing our patented, highly effective technologies for mercury emissions reduction to developing coal markets in other countries.

“Our trajectory onto a major stock exchange, tangible value from our patent protection, and additional business partners for our core technology, are expected to be catalysts for near-term expansion moving further into 2023, and we are excited for the potential value that these efforts will provide to our long-term shareholders,” concluded MacPherson.

The Company expects to file the Form 10-K on or before April 24, 2023.  Accordingly, the information contained in this press release is preliminary and unaudited, subect to change upon finalization of the year-end audit.

Conference Call/Webcast Information

The ME2C management team will host an investor conference call and live webcast on April 17, 2023, at 4:30 PM Eastern Time. To participate, please use the following information. If joining by phone, reference the company name and conference title to the Operator:

Date: Monday, April 17, 2023

Time: 4:30 PM ET

Dial-in: 1-877-407-0789

International Dial-in: 1-201-689-8562

Call me™: https://callme.viavid.com/viavid/?callme=true&passcode=13728338&h=true&info=company-email&r=true&B=6

•	Participants can use Guest dial-in #s above and be answered by an operator OR click the Call me™ link for instant telephone access to the event.

•	Call me™ link will be made active 15 minutes prior to scheduled start time.

Webcast:  https://viavid.webcasts.com/starthere.jsp?ei=1608136&tp_key=b0894c8f8e

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through May 17, 2023. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13737795. The replay can also be viewed through the webinar webcast link above.

About ME2C® Environmental

ME2C Environmental is a leading environmental technologies company developing and delivering patented and proprietary solutions to the global power industry. ME2C’s leading-edge mercury emissions technologies and services have been shown to achieve emissions removal at a significantly lower cost and with less operational impact than currently used methods, while maintaining and/or increasing power plant output and preserving the marketability of byproducts for beneficial use. ME2C Environmental is a trade name of Midwest Energy Emissions Corp. For more information, please visit http://www.me2cenvironmental.com/.

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Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of major customers; dependence on availability and retention of key suppliers; changes, or lack of changes, in environmental regulations; risks related to advancements in technologies; lack of diversification in the Company’s business; risks related to intellectual property, including the ability to protect intellectual property and the success of the ongoing patent litigation; competition risks; changes in demand for coal as a fuel source for electricity production; ability to retain key personnel; business interruptions as a result of COVID-19; absence of a liquid public market for our common stock; share price volatility; the potential that dividends may never be declared; and other risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”).  ME2C Environmental does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in ME2C Environmental’s periodic filings with SEC.

ME2C Environmental Contact:

Stacey Hyatt

Corporate Communications

ME2C Environmental

Main: 614-505-6115 x-1001

Direct: 404-226-4217

shyatt@me2cenvironmental.com

Investor Relations Contact:

Jessica Butt

IR Representative

Adelaide Capital

Direct: 416-844-6202

jessica@adcap.ca

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